Exhibit 16.1

Total
TOTAL ASIA ASSOCIATES PLT (AF002128 & LLP0016837-LCA)
A Firm registered with US PCAOB and Malaysian MIA
Block C-3-1, Megan Avenue 1, 189, Off Jalan Tun Razak,
50400, Kuala Lumpur.
Tel: (603) 2733 9989

October 1, 2020

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

RE: BIONEXUS GENE LAB CORP.

Dear Sirs/Madams:

The undersigned Total Asia Associates PLT, previously acted as independent accountants to audit the financial statements of Bionexus Gene Lab Corporation. We are no longer acting as independent accountants to the Company.

This letter will confirm that we have read Item 4.01 included in the Form 8-K dated October 1, 2020 of Bionexus Gene Lab Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements related to our firm.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly,

/S/ TOTAL ASIA ASSOCIATES PLT
TOTAL ASIA ASSOCIATES PLT
KUALA LUMPUR, MALAYSIA